Exhibit 99.1

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AveXis, Inc.

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jgoff@avexis.com

AveXis Announces Single-Arm Design for U.S. Pivotal Study of AVXS-101 in SMA Type 1 Patients

— Company provides update following receipt of FDA minutes from Type B meeting —

— Conference call and webcast November 1 at 4:30 p.m. EDT —

Chicago, Ill. (November 1, 2016) — AveXis, Inc. (NASDAQ: AVXS), a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases, today announced that the planned pivotal study of AVXS-101 in spinal muscular atrophy (SMA) Type 1 will reflect a single-arm design, using natural history of the disease as a comparator, and enroll approximately 20 patients. This update is based on the receipt of the minutes following the Type B meeting with the U.S. Food and Drug Administration (FDA) held on September 30, 2016.

In addition to evaluating safety, the planned program is expected to evaluate achievement of motor milestones, specifically patients’ ability to sit unassisted, as well as an efficacy measure defined by the time from birth to an “event,” defined as death or requiring at least 16 hours per day of ventilation support for breathing for greater than two weeks in the absence of an acute reversible illness, or perioperatively.

At the Type B meeting and in the meeting minutes, the FDA acknowledged the company’s rationale for a single-arm pivotal study and provided a number of constructive suggestions to help optimize such a trial design. The FDA also indicated its preference for a design with co-primary endpoints consisting of a measure of developmental milestone achievement (such as sitting unassisted) along with a clinically meaningful measure of survival (such as time to an “event” as described above). Based on FDA’s suggestions as well as other expert input, AveXis continues to evaluate a number of the details of the trial design. More specific information will be made available at the time the study is initiated, which is expected in the first half of 2017.

“We believe the Type B meeting had a positive tone, with FDA offering a number of constructive suggestions which we believe will better enable implementation of a pivotal study design that is most appropriate for the patients suffering from this devastating disease,” said Sean Nolan, President and Chief Executive Officer of AveXis. “With the feedback needed from the FDA to move forward with our pivotal trial, we plan to proceed as expeditiously as possible to begin the study in the first half of 2017.”

With regard to the ongoing Phase 1 trial of AVXS-101, the FDA stated the following in the meeting minutes: “We strongly recommend that at the completion of the study, you request an end-of-Phase 1 meeting to evaluate the adequacy of data to support future product development, including a discussion of whether the data from the Phase 1 study might provide the substantial evidence necessary to support a marketing application.”

The company’s strategy with the SMA Type 1 program is to complete the ongoing Phase 1 trial and, in parallel, execute on the single-arm pivotal trial, while continuing collaborative discussions with the FDA regarding the most expeditious pathways for FDA approval of AVXS-101.

Conference Call Information

AveXis will host a conference call and webcast at 4:30 p.m. EDT today, November 1, 2016, to discuss the clinical development pathway for AVXS-101 in SMA Type 1.

Analysts and investors can participate in the conference call by dialing (844) 889-6863 for domestic callers and (661) 378-9762 for international callers, using the conference ID 12184733. The webcast can be accessed live on the Events and Presentations page in the Investors and Media section of the AveXis website, www.AveXis.com. The webcast will be archived on the company’s website for 30 days, and will be available for telephonic replay for 14 days following the call by dialing (855) 859-2056 (Domestic) or (404) 537-3406 (International), conference ID 12184733.

This call is in lieu of the previously announced conference call scheduled for Thursday, November 10, 2016 at 4:30 p.m. EST. AveXis will report financial and operating results for the third quarter ended September 30, 2016 on Thursday, November 10 after the close of U.S.-based financial markets, but will no longer host a conference call and webcast.

About SMA

SMA is a severe neuromuscular disease characterized by the loss of motor neurons leading to progressive muscle weakness and paralysis. SMA is caused by a genetic defect in the SMN1 gene that codes SMN, a protein necessary for the survival of motor neurons. The incidence of SMA is approximately one in 10,000 live births.

The most severe form of SMA is Type 1, a lethal genetic disorder characterized by motor neuron loss and associated muscle deterioration, which results in mortality or the need for permanent ventilation support before the age of two for greater than 90 percent of patients. SMA Type 1 is the leading genetic cause of infant mortality.

About AVXS-101

AVXS-101 is a proprietary gene therapy candidate of a one-time treatment for SMA Type 1 and is designed to address the monogenic root cause of SMA and prevent further muscle degeneration by addressing the defective and/or loss of the primary SMN gene. AVXS-101 also targets motor neurons, providing rapid onset of effect, and crosses the blood brain barrier allowing an IV dosing route and effective targeting of both central and systemic features.

About AveXis, Inc.

AveXis is a clinical-stage gene therapy company developing treatments for patients suffering from rare and life-threatening neurological genetic diseases. The company’s initial proprietary gene therapy candidate, AVXS-101, is in an ongoing Phase 1 clinical trial for the treatment of SMA Type 1. For additional information, please visit www.avexis.com.

Forward-Looking Statements

This press release contains “forward-looking statements,” within the meaning of the Private Securities Litigation Reform Act of 1995, regarding, among other things, AveXis’ research, development and regulatory plans for AVXS-101, including the potential of AVXS-101 to positively impact quality of life and alter the course of disease in children with SMA Type 1, expectations regarding design and timing of the pivotal trial of AVXS-101 as well as the overall clinical development of AVXS-101. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual results to differ materially from those projected in its forward-looking statements. Meaningful factors which could cause actual results to differ include, but are not limited to, the scope, progress, expansion, and costs of developing and commercializing AveXis’ product candidates; regulatory developments in the United States and foreign countries, as well as other factors discussed in the “Risk Factors” included as Exhibit 99.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on September 7, 2016 and the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” section of AveXis’ Annual Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 12, 2016. In addition to the risks described above and in the Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other filings with the SEC, other unknown or unpredictable factors also could affect AveXis’ results. There can be no assurance that the actual results or developments anticipated by AveXis will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, AveXis. Therefore, no assurance can be given that the outcomes stated in such forward-looking statements and estimates will be achieved.

All forward-looking statements contained in this press release are expressly qualified by the cautionary statements contained or referred to herein. AveXis cautions investors not to rely too heavily on the forward-looking statements AveXis makes or that are made on its behalf. These forward-looking statements speak only as of the date of this press release (unless another date is indicated). AveXis undertakes no obligation, and specifically declines any obligation, to publicly update or revise any such forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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